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                                                                   Exhibit 10-18

                               FINANCING AGREEMENT

               THIS FINANCING AGREEMENT ("Agreement") is made and entered into as of this 1st day of May, 1997, by and between UNITED FILM DISTRIBUTORS, INC. ("UFD"), a Delaware corporation, and GRAND HAVANA ENTERPRISES, INC. ("Havana"), a Delaware corporation.

               WHEREAS, Havana is in need of additional working capital and UFD is interested in providing such funds upon the terms and conditions set forth herein.

               NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

               1. UFD hereby agrees to loan to Havana, from time to time, during a period of six months from the date hereof, the aggregate sum of up to $1,000,000 (the "Loan"). The Loan shall be advanced in such increments as shall be requested by Havana from time to time. Interest on the amount of the Loan that has been advanced shall bear interest at the rate of prime plus 3% per annum from the date of advance until paid. The full principal amount advanced, and all accrued but unpaid interest thereon, shall be payable in one lump sum payment on demand, which demand shall not be made prior to November 1, 1998 (the "Maturity Date").

               2. This Agreement contains the entire understanding and agreement of the parties regarding the subject matter hereof. This Agreement may not be amended or superseded except by a written instrument executed by both parties hereto.

               3. In the event that either party to this Agreement institutes legal action against the other party as a result of a breach or default under this Agreement, the prevailing party shall be entitled to recover reasonable attorneys fees and court costs.

               4. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to general conflicts of law principles.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                            UNITED FILM DISTRIBUTORS, INC.

                                            By: /s/ Harry Shuster
                                                --------------------------------


                                            GRAND HAVANA ENTERPRISES, INC.


                                            By: /s/ Harry Shuster
                                                --------------------------------